UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:  April 16, 2007

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition.

The information provided under Item 7.01 is incorporated by reference in this Item 2.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2007, InsWeb Corporation announced a reorganization of its senior staff to take effect immediately. Jaimie Pickles, Executive Vice President, has been promoted to President & Chief Operating Officer.  Secondly, Kiran Rasaretnam, Senior Vice President, Finance, has been promoted to Chief Financial Officer, replacing William Griffin, who will be leaving the Company in May. Finally, Mr. Steve Yasuda, Vice President and Corporate Controller, has been named Chief Accounting Officer.

Item 7.01 Regulation FD Disclosure.

On April 16, 2007, InsWeb Corporation issued a press release announcing financial results for the three months ended March 31, 2007. The press release is attached to this report as Exhibit 99.1. The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by InsWeb Corporation whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

Item 8.01 Other Events.

On April 16, 2007, InsWeb Corporation announced the closure of its Term Life Agency as the last stage in the Company’s plan to concentrate solely on lead generation opportunities.  InsWeb will continue to offer term life products to consumers visiting its online insurance marketplace through a lead referral model.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated April 16, 2007, entitled “InsWeb Reports First Profitable Quarter, Company Closes Term Life Agency to Focus on Lead Generation; Realigns Management Team.”

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer